REVOLVING CREDIT LOAN AGREEMENT


                         -----------------------

               FIRST WASHINGTON REALTY LIMITED PARTNERSHIP
                      a Maryland limited partnership,
                                 Borrower
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                          CORESTATES BANK, N.A.,
                                  Lender

                          -----------------------


                                $25,000,000
                       Secured Revolving Line of Credit


                           -----------------------


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                                                               January 31, 1997



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                    REVOLVING CREDIT LOAN AGREEMENT


                    THIS AGREEMENT made as of the 31st day of January, 1997, by and between FIRST WASHINGTON REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Borrower"), and CORESTATES BANK, N.A., a national banking association ("Lender").


                    BACKGROUND

                    Borrower is a limited partnership formed primarily to acquire, improve, develop, lease, finance, operate, hold for investment, and sell existing retail shopping centers and other income producing real estate (the "Business"). Borrower desires to establish a secured credit facility with Lender to provide working capital and to finance the acquisition and renovation of retail shopping centers. Lender has agreed to extend such credit facility to Borrower, subject to the terms and conditions hereinafter more particularly set forth.



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                    NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein, the parties hereto, intending to be legally bound, agree as follows:

                    ARTICLE 1.
                    DEFINITIONS, CERTAIN RULES OF CONSTRUCTION

                    (a) Defined Terms. Each of the terms listed below shall have the meaning herein ascribed to it for the purposes hereof and for each of the Loan Documents:

                             "Advance" means the cash which Lender advances to
Borrower under the Revolving Credit including draws under Letters of Credit, all subject to and in accordance with the provisions of Article 2 hereof.

                             "Affiliate" means and refers to, as applied to any
Person, any other Person directly or indirectly controlling, or through one or more Persons is controlled by, controlling or in common control with that Person. "Control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the


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possession,  directly  or  indirectly,  of the  power to  direct  or  cause  the direction of the management and/or policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

                             "Agreement" means this Revolving Credit Loan
Agreement,  and  any  schedules,  exhibits,  riders,  extensions,   supplements,
amendments, or modifications to this Revolving Credit Loan Agreement.

                             "Applicable Spread" means one and one-half percent
(1.5%) per annum (that is, 150 "basis points"); provided that if, on the basis of Consolidated Financial Statements for the Last Reported Calendar Quarter, (i) the then current Commitment Amount is less than fifty five percent (55%) of the Gross Asset Value of the Collateral and (ii) Borrower's Total Liabilities are less then fifty percent (50%) of Borrower's Gross Asset Value, the Applicable Spread shall be reduced to one and thirty-five one-hundredths of one percent (1.35%) per annum (that is, 135 "basis points") during the period commencing on the last day of the month by which the Consolidated Financial Statements for such Last Reported Calendar Quarter were due and continuing until the last day of the month in


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which  the  next  Consolidated  Financial  Statements  are  due  (e.g.,  if  the
Consolidated Financial Statements for the third Calendar Quarter, which are due by December 31st, result in the Applicable Spread being 1.35%, such Applicable Spread shall be in effect from December 31st until the following April 30th, when the Consolidated Financial Statements for the fourth Calendar Quarter are due, and the Applicable Spread as determined by such fourth Calendar Quarter statements would be in effect from such April 30th until the following June
30th).

                             "Appraisal" means an M.A.I. appraisal indicating
the "market value" of a Property. The appraiser shall be independent of Borrower and must be acceptable to Lender in good faith; the Appraisal shall be prepared in accordance with the Uniform Standards of Professional Appraisal Practice and, if any Event of Default or Unmatured Event of Default exists at the time an Appraisal is to be delivered to Lender, the Appraisal shall be certified to Lender.

                             "Assignment of Leases" means an assignment of
rents, leases, and profits encumbering a Property and made by Borrower in favor of Lender as security for the Indebtedness.

                             "Authorized Signer" means any of the Persons listed
on the  certificate  to be  delivered  to Lender at Closing in  accordance  with
Section 3.1.21 hereof or any replacement certificate with respect thereto subsequently delivered to Lender at any time.

                             "Bankruptcy Code" means Title 11 of the United
States Code as now or hereafter in effect, or any successor statute.

                             "Borrower" means First Washington Realty Limited
Partnership, a Maryland limited partnership.

                             "Business Day" means any week day except those on
which commercial banks in Philadelphia, Pennsylvania are authorized by law to close.

                             "Calendar Quarter" means each of the three month
periods ending on the last day of March, June, September and December of each Calendar Year.

                             "Calendar Year" means the twelve month period
ending on December 31st of each year.

                             "Capital Lease" means any lease of any property
(real, personal or mixed) which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of the lessee.

                             "Cash" means money, currency or a credit balance in
a Deposit Account.

                             "Closing" and "Closing Date" mean the day on which
all of the conditions set forth in Article III hereof have been satisfied.

                             "Collateral" means the collateral provided by
Borrower for the Indebtedness as described in Article 3 hereof.

                             "Collateral Assignment" means an assignment of
various contracts, Governmental Approvals, and other rights, privileges, and interests of Borrower relating to a Property and made by Borrower in favor of Lender as security for the Indebtedness.

                             "Commitment Amount" means the amount of Lender's
commitment to lend under the Revolving Credit, which amount is $25,000,000 on the Closing Date, or such lesser amount as Borrower shall have determined pursuant to Section 2.2.8.3 hereof.

                             "Consolidated Financial Statements" means the Forms
10-Q and 10-K required to be filed by Guarantor with the United States Securities and Exchange Commission, with respect to the operations and financial condition of Guarantor, which include financial statements that consolidate Guarantor, Borrower, and each of Guarantor's subsidiaries during and as of the last day of each Calendar Quarter, prepared and certified by Guarantor's chief financial officer.

                             "Debt" means for any Person at any date, without
duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments with an original maturity in excess of one year, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued liabilities, in each case arising in the ordinary course of business, (iv) all debt of others secured by a lien on any asset of such Person, which debt is not assumed by such Person, but only to the extent of the value of such asset, and (v) all debt of others guaranteed by such Person.

                             "Deposit Account" means a demand, time, savings,
passbook or like account with a federally insured bank or savings and loan association, other than an account evidenced by a negotiable certificate of deposit.

                             "Designated Officer" means Greg A. Hartin or any
other person designated in writing by Lender as its representative for the purpose of receiving notice hereunder.

                             "Dollars" and the symbol "$" mean the lawful money
of the United States of America.

                             "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended from time to time.

                             "Event of Default" means each of the events set
forth in Section 7.1 hereof.

                           "Funding Date" means the Business Day on which an
Advance is made.

                           "GAAP" means generally accepted accounting principles
as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as in effect on the date hereof or in such other statements by such other Person as may be approved by a sig nificant segment of the accounting profession, which are applicable to the circumstances as of the date of determination and which are applied on a consistent basis.

                           "Governmental Approvals" means all authorizations,
consents, approvals, licenses and exemptions of, registrations and filings with, and reports to all governmental bodies.

                           "Gross Asset Value" means, at any time, the quotient
of (i) the aggregate NOI during the period of twelve (12) calendar months ended on the last day of the Last Reported Calendar Quarter derived from the operation of Borrower's income producing real estate divided by (ii) 0.1.

                           "Gross Asset Value of Collateral" means, at any time,
the Gross Asset Value of the Properties that are then encumbered by a Mortgage.

                           "Guarantor" means First Washington Realty Trust,
Inc., a Maryland corporation.

                           "Guaranty" means a guaranty and suretyship agreement
executed by Guarantor in favor of Lender with respect to the Indebtedness.

                          "Indebtedness" means all amounts due from Borrower to
Lender pursuant to Article 2 and otherwise arising out of or in connection with this Agreement or any other Loan Document.

                          "Interest Expense" means all payments by Borrower
with respect to interest on the Indebtedness or any other obligation of Borrower on which interest is paid, including the interest portion of Capital Leases.

                          "Interest Period" means that period of time applica
ble to a LIBOR Borrowing as determined pursuant Section 2.2.5 hereof.

                          "Interest Rate Determination Date" means each date
for determining the interest rate for an Interest Period in respect of an Advance based on the LIBOR. The Interest Rate Determination Date shall be the second London Business Day prior to the first day of the related Interest Period for an LIBOR Loan.

                          "Interest Rate Option" means the Prime Rate or the
LIBOR selected by Borrower for all or any part of the Loans as permitted by this Agreement.

                          "Investment Entity" means any partnership or joint
venture (i) formed for the purpose of owning, and whose assets consist primarily of, income producing real estate that is wholly owned by such partnership or joint venture and (ii) in which Borrower has, directly or indirectly, an ownership interest.

                          "LIBOR" means (i) the rate per annum at which
deposits of Dollars are offered to Lender by prime banks in the London Eurodollar interbank market at or about 11:00 A.M. local time in such interbank market, two London Business Days prior to the first day of the applicable Interest Period for a period equal to the period of such Interest Period in an amount substantially equal to the principal amount requested to be lent as, maintained as or converted to an LIBOR Loan, rounded upwards if necessary, to the next higher 1/16 of 1%, divided by (ii) one minus the Reserve Percentage.

                          "LIBOR Borrowings" and "LIBOR Loans" mean Advances
bearing interest at a rate determined with reference to the LIBOR.

                          "Last Reported Calendar Quarter" means, at any time,
the most recently concluded Calendar Quarter for which Consolidated Financial Statements have been delivered to Lender.

                          "Lender" means CoreStates Bank, N.A.
                          "Lender's Costs" means all costs and expenses of any
kind paid or incurred by Lender in connection with the preparation, execution, delivery, amendment, modification, administration or termination of this
Agreement or any other Loan Document, any amendments thereto, any transaction contemplated herein or any existing or future related agreements and the preservation, enforce ment, defense and protection of Lender's rights, remedies, obliga tions and liabilities in any manner concerning this Agreement or any other Loan Document, any transaction contemplated herein or any existing or future related agreements, including, but not limited to: (a) reasonable attorneys' fees and other expenses paid or incurred by Lender in enforcing, obtaining legal advice in preparing, reviewing, consummating, amending, restructuring, extending, terminating, defending, or preserving or protecting Lender's rights, remedies, obligations or liabilities in any manner concerning, this Agreement, any Loan Document or any amendments thereto, any transaction contemplated herein or any existing or future related agreements; and (b) wire transfer charges in such amounts as Lender may from time to time establish for such service.

                           "Letter of Credit" means a letter of credit issued
pursuant to Section 2.1.7 hereof.

                           "Loan Documents" means this Agreement, the Note, the
Mortgages, the Assignments of Leases, the Collateral Assignments, the Guaranty, and every other document delivered pursuant to this Agreement.

                           "Loan(s)" means the aggregate of all monies advanced
by Lender under the Revolving Credit.

                           "London Business Day" means any Business Day on which
commercial banks are open for international business (including dealings in Dollar deposits) in London and Philadelphia.

                           "Materially Adverse Effect" means, with respect to
Borrower, a materially adverse effect upon Borrower's ability to perform Borrower's obligations under the Loan Documents in accordance with their respective terms, as determined by Lender.

                           "Maximum Available Credit" means (i) prior to the
first anniversary of the Closing Date, the Commitment Amount and (ii) on and after the first anniversary of the Closing Date, sixty five percent (65%) of the Gross Asset Value of Collateral, determined as of the end of the Last Reported Calendar Quarter.

                           "Mortgage" means a mortgage or deed of trust (as
appropriate to the jurisdiction in which a Property is located) encumbering a Property and granted by Borrower as security for the Indebtedness.

                           "NOI" means with respect to Borrower, at any time,
its net operating income, which shall be equal to the gross revenues of real estate assets that, directly or indirectly, are wholly owned at such time by (a) Borrower or (b) any Investment Entity in which Borrower's Pro-Rata Share exceeds fifty percent (50%), minus operating and servicing expenses incurred in connection with the operation of such real estate assets during, and as shown on the financial statements for, the Last Reported Calendar Quarter, before Interest Expense, depreciation and amortization; provided that (i) there shall be deducted from gross revenues as an expense (regardless of whether the same has been incurred or reserved) a property management fee equal to two and one-half percent (2.5%) of gross revenues and a replacement reserve equal to $.10 per square foot of space within such income producing real estate assets,
(ii) if at any time Borrower or any such Investment Entity has owned a real estate asset for less than four (4) consecutive Calendar Quarters, the gross revenues and expenses of such asset shall be appropriately adjusted and calculated on a proforma basis, (iii) gross revenues shall not include the proceeds of insurance (other than loss of rents insurance) or condemnation awards and (iv) expenses shall not include the costs of repairs or replacements paid with the proceeds of insurance or condemnation awards that are not included in gross revenues. Borrower's "NOI" shall also include Borrower's Pro-Rata Share of the amount by which (x) the gross revenues of each Investment Entity in which Borrower's Pro-Rata Share does not exceed fifty percent (50%) exceeds (y) such Investment Entity's operating costs and expenses, calculated as aforesaid. "NOI" with respect to a Property shall be determined as aforesaid on the basis of the gross revenues and the operating expenses of such Property alone.

                           "Note" means the promissory note, dated the date
hereof, of Borrower in favor of Lender to evidence Borrower's repayment obligations under this Agreement with respect to the Revolving Credit.

                           "Notice of Borrowing" means a notice substantially in
the form of Schedule 2.2.2 attached hereto and made a part hereof.

                           "Notice of Rate Election" means a notice substan
tially in the form of Schedule 2.2.3 attached hereto and made a part hereof.

                           "Partnership Agreement" means the First Amended and
Restated Agreement of Limited Partnership of First Washington Realty Limited Partnership, dated as of June 27, 1994, pursuant to which Borrower was created and presently operates, as the same may from time to time be amended.

                           "PBGC" means the Pension Benefit Guaranty
Corporation.

                           "Permitted Liens" means (i) liens for taxes, assess
ments or governmental charges or claims which are not overdue or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if a reserve or other appropriate provision, if any, as shall be required by GAAP, shall have been made therefor; (ii) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen, repairmen, suppliers and other like liens incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings promptly instituted and diligently con ducted, if a reserve or other appropriate provision, if any, as shall be required by GAAP, shall have been made therefor; (iii) liens (other than any lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation or unemployment insurance and other types of social security; (iv) liens incurred or deposits made to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of- money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) any judgment lien; provided that, within 60 days after the entry of the judgment secured thereby, such judgment shall be discharged or execution thereof shall be stayed pending appeal; and further provided that such judgment shall be discharged within 60 days after the expiration of any such stay; (vi) the rights of tenants under leases or subleases not interfering with the ordinary conduct of the Business of Borrower; (vii) easements, rights-of-way, encroachments, zoning provisions, covenants, conditions, restrictions and other similar charges, encumbrances and governmental restrictions not interfering with the ordinary conduct of the business of Borrower and that have been approved by Lender to the extent required under this Agreement.

                           "Person" means an individual, corporation, partner
ship, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

                           "Prime Rate" means that rate of interest per annum
established by Lender from time to time as its "prime rate", which may not represent the lowest rate charged by Lender to other borrowers, or to any class of borrowers, at any time, or from time to time.

                           "Prime Rate Borrowing" and "Prime Rate Loans" mean
Advances bearing interest at a rate with reference to the Prime Rate.

                           "Pro Forma Debt Service" means, with respect to any
period of time at any time, the aggregate amount of principal payments and interest during such period on an amount equal to the Commitment Amount, calculated using the amount of interest and principal payable, based on a 25 year amortization schedule, on such principal amount with interest at a per annum rate equal to (i) the then-current yield to maturity of United States Treasury obligations having a seven (7) year maturity plus (ii) two percent per annum, as determined by Lender in good faith.

                           "Pro-Rata Share" means, with respect to each
Investment Entity, the percentage of the profits, losses and distributions to which Borrower, directly or indirectly, is entitled.

                           "Project Specific Information" means an income and
expense statement with respect to the gross rental revenues, operating expenses, mortgage interest, and net operating income of an individual income producing real estate asset, including the Properties.

                          "Property" means each of, and "Properties" means all
of, (i) the Newtown Square Shopping  Center,  Newtown Square,  Delaware  County,
Pennsylvania, (ii) The Shoppes of Graylyn, Wilmington, New Castle County, Delaware, (iii) Four Mile Fork Shopping Center, Fredericksburg, Spotsylvania County, Virginia, and (iv) Centre Ridge Marketplace, Centreville, Fairfax County, Virginia.

                           "Reserve Percentage" means for any day that maximum
percentage (expressed as a decimal), whether or not incurred, which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System, for determining the reserve requirement for a member bank of the Federal Reserve System in Philadelphia with respect to the LIBOR "Eurocurrency liabilities" (as such term is defined in Regulation D) (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by a nonUnited States office of any Lender to United States residents).

                           "Revolving Credit" means the facility under which
Advances may be borrowed, repaid and reborrowed and Letters of Credit may be issued and paid, in the maximum amount of $25,000,000, all as more fully described in Article 2 hereof.

                           "RICO" means the Racketeer Influenced and Corrupt
Organization Act, as amended by the Comprehensive Crime Control Act of 1984, 18 USC ss.ss.1961-68.

                           "Rules" means any law, regulation, or rule of
practice promulgated by Persons other than Lender, whether or not having the force of law, by which any Lender is bound or to which it adheres.

                           "Termination Date" means January 31, 2000, or such
extension thereof agreed to in writing by Lender.

                           "Total Liabilities" means, at any time, the sum of
(i) all liabilities of Borrower, determined in accordance with GAAP, (ii) all Debt of Investment Entities in which Borrower's Pro-Rata Share exceeds fifty percent (50%), and (iii) Borrower's Pro-Rata Share of the Debt of all Investment Entities in which Borrower's Pro- Rata Share does not exceed fifty percent (50%) (provided that in calculating Total Liabilities, the Debt of Borrower or an Investment Entity that is guaranteed by, or secured by a lien on an asset of, another Investment Entity or Borrower, the amount of such Debt shall be included only once in "Total Liabilities").

                           "Unmatured Event of Default" means and refers to any
event, act or occurrence which with the passage of time or giving of notice or both becomes an Event of Default.

                    1.2 Construction of Definitions. All terms defined herein shall be construed to include the plural or the singular, and references to persons in the masculine or neuter gender shall refer to all persons or entities, as the context requires.

                    1.3 Accounting Reports and Principles. The character or amount of any asset, liability, account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, pursuant to this Agreement or any other Loan Document, shall be construed, determined or made, as the case may be, in accordance with GAAP, consistently applied, unless such principles are inconsistent with any express provision of this Agreement.

                    1.4 Business Day. Whenever any payment or other obliga tion hereunder, whether under the Note or under another Loan Docu ment, is due on a day other than a Business Day, such shall be paid or performed on the Business Day next following the prescribed due date, except as otherwise specifically provided for herein to the contrary, and such extension of time shall be included in the compu tation of interest and charges. Any reference made herein or in any other Loan Document to an hour of day shall refer to the then pre vailing Philadelphia, Pennsylvania time, unless specifically provided herein to the contrary.

                    1.5 Charging Accounts. Whenever Borrower is obligated, pursuant to Article 2 hereof, or pursuant to the Note or any other Loan Document, to make payments of any nature to Lender, Lender shall be entitled, and Borrower hereby authorizes Lender to draw against any Deposit Account owned by Borrower at Lender on account of such fees and expenses or payments due. Upon such drawing, Lender shall deliver to Borrower a notice setting forth, in reasonable detail, the amount of the fees, expenses and/or payments to be satisfied by such draw, and the name or number of the account or accounts from which the draw was made.

                    1.6 Lender's Costs. Borrower shall, upon the request of Lender, pay Lender the amount of all unpaid Lender's Costs within thirty (30) days after such notice. Until paid, all past due Lender's Costs shall be deemed to be part of the principal balance of the appropriate Loan, bear interest at the Prime Rate, and be secured by the Collateral.

                    1.7 Other Terms. The words "herein", "hereof", "here under" and other words of similar import refer to this Agreement as a whole, including the exhibits hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Any reference to an "Article", a "Section", an "Exhibit" or a "Schedule" shall refer to the relevant Article of, Section of, Exhibit to or Schedule to this Agreement, unless otherwise specifically indicated.

                                                       ARTICLE 2
                                                       THE LOAN

                    2.1      Revolving Credit.

                    2.1.1 Extension of Revolving Credit. Provided that no Event of Default or Unmatured Event of Default has occurred and is continuing and subject to the terms and conditions set forth herein, commencing on the date hereof and expiring on the Termination Date, Lender shall extend to Borrower the Revolving Credit, pursuant to which Lender shall make Loans to Borrower up to an aggregate, at any time, of the Maximum Available Credit, which Borrower may from time to time, borrow, repay and reborrow, on and subject to the terms and conditions of this Agreement.

                    2.1.2   Payment of Principal.  The entire
outstanding principal balance of the Revolving Credit shall be paid in full on the Termination Date. In the event the principal amount of all outstanding Advances and the face amount of Letters of Credit issued and outstanding under
Section 2.1.7 hereof at any time exceeds, in the aggregate, the Maximum Available Credit, Borrower shall immediately pay such excess to Lender, without demand or notice.

                    2.1.3   Payment of Interest.  Interest on the
Revolving Credit shall be payable monthly, subject to Section 2.2.9 hereof in arrears to the last day of each month, with the first payment to be made on the first Business Day of the calendar month next following the Closing Date, and continuing thereafter on the first Business Day of each month.

                    2.1.4   Revolving Credit Interest Rate Option and
Notice of Rate Election. Advances shall bear interest on the unpaid principal balance thereof from the Funding Date to maturity (whether by acceleration or otherwise): with respect to Prime Rate Loans at the Prime Rate per annum (calculated on the basis of a 360-day year and charged for the actual number of days elapsed); and with respect to LIBOR Loans at the LIBOR on the relevant Interest Rate Determination Date plus the Applicable Spread (calculated on the basis of a 360-day year and charged for the actual number of days elapsed). The applicable basis for determining the Interest Rate Option with respect to each Advance shall be selected by Borrower at the time a Notice of Borrowing or Notice of Rate Election is given pursuant to Sections 2.2.2, and 2.2.3 hereof.

                     2.1.5 Loan Fees. Borrower agrees to pay to Lender the following fees:

                     2.1.5.1 Borrower shall pay to Lender, upon the execution of this Agreement, a loan commitment fee of $75,000.

                     2.1.5.2 Borrower shall pay to Lender, after Closing and until the Termination Date, an unused loan fee, payable in arrears, at an annual rate equal to two tenths of one percent (0.2%) per annum of the amount by which (i) the Commitment Amount exceeds (ii) the sum of (a) the daily average outstanding principal balance of all Loans plus (b) the daily average obligations of Lender under Letters of Credit that are issued and outstanding, such payments to be made first on the last day of the Calendar Quarter in which Closing occurs and thereafter on the last day of each Calendar Quarter and on the Termination Date. The unused loan fee shall be calculated on the basis of the number of days actually elapsed in a 360 day year.

                      2.1.6 Note. To evidence Borrower's obligations under the Revolving Credit, Borrower shall execute and deliver the Note to Lender.

                      2.1.7   Letters of Credit.  Upon receipt of a
properly executed Notice of Borrowing submitted by Borrower to Lender at least five (5) Business Days before the date of issuance, Lender shall issue a Letter or Letters of Credit to a beneficiary designated by Borrower, for the purpose of collateralizing such of Borrower's obligations as are requested to be secured by a Letter of Credit. The aggregate face amount of issued Letters of Credit under this subsection 2.1.7 shall not exceed $10,000,000 at any time. Letters of Credit may provide for automatic renewal absent termination by Lender, provided, however, no Letter of Credit hereunder shall be issued with an expiration date exceeding one year and no Letter of Credit shall be issued with an expiration date later than one (1) year after the Termination Date. Each Letter of Credit shall be subject to the terms and conditions of Lender's standard unsecured application and agreement in effect at the time of the issuance of the Letter of Credit, the current form of which is attached hereto as Schedule 2.1.7.

                    2.1.7.1           Letter of Credit Fee.  Borrower agrees
to pay to Lender a letter of credit fee at an annual rate of one percent (1.0%) per annum of the principal face amount of each issued Letter of Credit, payable upon the issuance of such Letter of Credit and on each anniversary thereof.

                    2.1.7.2           Reduction of Available Revolving
Credit. Letters of Credit shall reduce, dollar-for-dollar, the available borrowings under the Revolving Credit and, upon the termination thereof, shall increase the available borrowings, up to the Maximum Available Credit.

                    2.1.7.3           Draws under Letter of Credit.  All
draws under Letters of Credit shall be deemed to be Advances to be repaid in accordance with the provisions of subsection 2.1.2 hereof. All Advances resulting from draws made under Letters of Credit after the Termination Date shall be payable by Borrower upon written demand.

                     2.1.7.4 Other Documents. Borrower agrees to execute and deliver such documents and instruments as Lender may reasonably require in connection with each Letter of Credit.

                     2.1.7.5           Security.  If on the Termination Date
any Letters of Credit are outstanding, Borrower shall establish with Lender a Deposit Account in the amount of the aggregate face amounts of all such Letters of Credit, which Deposit Account shall be pledged to Lender as security for Borrower's obligation to repay Advances resulting from draws made under such Letters of Credit. No withdrawal may be made by Borrower from such Deposit Account if, as a result thereof, the balance in such Deposit Account would be less than the aggregate face amounts of all Letters of Credit then-outstanding.

                     2.2      General Provisions.

                     2.2.1 Maximum Available Credit. Notwithstanding anything herein to the contrary, the maximum amount of the Loans to Borrower that may be outstanding at any one time shall not exceed the Maximum Available Credit, less the face amount of all outstanding Letters of Credit.

                     2.2.2 Notice of Borrowing. Subject to the provi sions of this Article 2, whenever Borrower desires to borrow under this Agreement, Borrower shall deliver by telecopy to Lender a properly completed and executed Notice of Borrowing with respect to (i) LIBOR Loans no later than 11:00 A.M. at least two (2) London Business Days in advance of the proposed Funding Date, or (ii) Prime Rate Loans no later than 11:00 A.M. at least one Business Day in advance of the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Advance, (iii) whether such Advance is initially to consist of a Prime Rate Loan, LIBOR Loans or a combination thereof, and (iv) if such Advance, or any portion thereof, is initially to be one or more LIBOR Loans, the amounts thereof and the initial Interest Periods therefor; provided that the minimum amount of Advances shall be $100,000 for Prime Rate Loans and $500,000 for LIBOR Loans. Advances may be continued as or converted into LIBOR Loans in the manner provided in Section 2.2.3 hereof upon the submission to Lender of a properly completed and executed Notice of Rate Election.

                    A Notice of Borrowing or a Notice of Rate Election for a LIBOR Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower and Lender shall be bound to make, continue or convert an Advance in accordance therewith.

                    2.2.3   Notice of Rate Election; Failure to Give
Notice. Whenever Borrower desires to change or continue the Interest Rate Option on an Advance, Borrower shall deliver to Lender a Notice of Rate Election with respect to LIBOR Loans no later than 11:00 A.M. at least two (2) London Business Days in advance of the proposed change or continuation. The Notice of Rate Election shall specify: (i) the proposed date of change or continuation (which shall be a Business Day); (ii) the type of Advance and amount thereof affected;
(iii) whether such interest rate change or continuation is to consist of a Prime Rate Loan, LIBOR Loans or a combination thereof; and (iv) the Interest Periods therefor, if applicable. If at the termination of any Interest Period, Borrower has failed to submit a Notice of Rate Election, as aforesaid, to convert or to continue LIBOR Loans, then such portions of the Revolving Credit shall automatically be and become Prime Rate Loans as of the termination of the relevant Interest Period.

                    Upon the expiration of any Interest Period applicable to portions of the Revolving Credit bearing interest based on the LIBOR, such portions of the Revolving Credit shall be deemed repaid and reborrowed upon the submission to Lender of a properly completed and executed Notice of Rate Election pertaining thereto within the requi site time periods for a change or continuation of an Interest Rate Option, and the succeeding Interest Period(s) of such continued portions of the Revolving Credit shall commence on the first day of the Interest Period of the portions of the Revolving Credit deemed to be reborrowed and continued.

                    LIBOR Loans may be converted into Prime Rate Loans only on the expiration date of an Interest Period applicable thereto. In addition, no outstanding portions of the Revolving Credit may be continued as, or be converted into LIBOR Loans when any Event of Default or Unmatured Event of Default has occurred and is continuing.

                    If on any day portions of the Revolving Credit are out standing with respect to which a Notice of Rate Election has not been delivered to Lender in accordance with the terms of this Agreement specifying the basis for determining the Interest Rate Option, then such portions of the Revolving Credit shall automatically be and become Prime Rate Loans as of such date.

                     2.2.4   Funding.  Upon satisfaction of the
conditions precedent specified in Sections 3.1 (in the case of the initial Advances) and 3.2 (in the case of all subsequent Advances), not later than 11:00 A.M. on the Funding Date specified in the Notice of Borrowing relating thereto, Lender shall cause such Advances to be made available to Borrower on the Funding Date pertaining thereto by depositing the amount thereof in the designated account of Borrower with Lender or by wire transfer to such other Deposit Account as Borrower may from time to time designate in writing.

                     2.2.5   Interest Periods.  In connection with each
LIBOR Loan, Borrower shall elect an Interest Period to be applicable to such Loan, which Interest Period shall be either a one, two or three month period; provided that:

                     2.2.5.1 the first Interest Period for any Advance shall commence on the Funding Date of such Advance;

                     2.2.5.2           except as provided in subsection
2.2.5.3 hereof, if an Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day;

                     2.2.5.3           any Interest Period in respect of a
LIBOR Loan which: (i) begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month, or (ii) would expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in that month, such Interest Period shall end on the last Business Day of the month;

                     2.2.5.4 no Interest Period shall extend beyond the Termination Date; and

                     2.2.5.5 there shall be no more than five (5) LIBOR Loans outstanding at any time.

                     2.2.6 Post-Maturity Interest. Any principal pay ments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payment on the Loans not paid when due, and any other amount due to Lender under this Agreement or any other Loan Document not paid when due, in any case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest, until such overdue payment is made, payable upon demand at a rate which is 2% per annum in excess of the applicable interest rate then being charged until the expiration of the then applicable Interest Period and after the expiration of the then applicable Interest Period, at a rate which is 2% per annum in excess of the Prime Rate.

                     2.2.7   LIBOR and Prime Rate.

                     2.2.7.1           Lender shall give Borrower prompt
notice of the LIBOR determined for an Interest Period, and absent manifest error, each determination of such rates by Lender shall be conclusive and binding on Lender and Borrower for all purposes hereof.

                     2.2.7.2 If Borrower requests that all or any portion of the outstanding Revolving Credit bear interest at the LIBOR and Lender determines that, by reason of circumstances affecting the interbank Eurodollar market generally, deposits in U.S. Dollars (in the applicable amounts) are not being offered to banks in the interbank Eurodollar market for the selected Interest Period, or that the relevant rates of interest referred to in the definition of LIBOR do not accurately reflect the cost to Lender of making or maintaining LIBOR Loans for the Interest Periods therefor, then Lender shall forthwith give notice thereof to Borrower, whereupon until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist,
(a) the obligation of Lender to permit applicable portions of the Revolving Credit to bear interest at the LIBOR shall be suspended so long as such circumstances exist, and (b) Borrower shall convert the interest rates on the applicable portions of the outstanding Revolving Credit to Prime Rate Loans or the available LIBOR on the last day of the then current Interest Period, as Borrower may elect.

                      2.2.7.3 If, after the date of this Agreement, the adoption of or any change in Rules, or change in the interpreta tion or administration thereof, by a governmental authority, central bank or comparable agency charged with the interpretation or adminis tration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Lender to make or maintain or fund loans at the LIBOR, Lender shall promptly notify Borrower and the interest rates on the applicable portions of the outstanding Revolving Credit shall be deemed to have been converted to the Prime Rate, or the LIBOR, whichever is available, on either (i) the last day of the then current Interest Period if Lender may lawfully continue to maintain loans at the LIBOR to such day, or (ii) immediately if Lender may not lawfully continue to maintain loans at the LIBOR to such day. Lender will use its best efforts to designate a different lending office if such office may lawfully continue to maintain loans at the LIBOR through the end of the then current Interest Period. After Borrower's receipt of notice of the illegality or impossibility for Lender to make, maintain or fund loans at the LIBOR, Borrower shall not request future LIBOR Loans until Lender shall have notified Borrower of the absence or removal of such illegality or impossibility.

                      2.2.7.4 If, after the date of this Agreement, any governmental authority, central bank or other comparable authority shall at any time impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System that is not reflected in the Reserve Percentage), any tax (including without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, fee, deduction, withholding, special deposit or similar requirement against assets of, deposits with, or for the account of, or credit extended by, Lender, or shall impose on Lender or the interbank Eurodollar market any other condition affecting loans at the LIBOR, and the result of any of the foregoing is to increase the cost to Lender of making or maintaining the interest rate at the LIBOR or to reduce the amount of any sum received or receivable by Lender under this Agreement or the Note by an amount deemed by Lender in good faith to be material, then within five days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Lender will promptly notify Borrower of any event of which it has knowledge occurring after the date hereof, which will entitle Lender to compensation pursuant to this subsection 2.2.7.4. A certificate of Lender claiming compensation under this subsection 2.2.7.4 and setting forth the additional amount or amounts to be paid to Lender hereunder shall be conclusive in the absence of manifest error.

                        2.2.7.5 The LIBOR shall be adjusted automatically on and as of the effective day of any change in the relevant Reserve Percentage.

                        2.2.7.6 Promptly upon notice from Lender to Borrower, Borrower will pay, prior to the date on which penalties attach thereto, all present and future stamp, documentary and other similar taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of the Loans solely as a result of the interest rate being determined by reference to the LIBOR and/or the provisions of this Agreement relating to the LIBOR and/or the recording, registration, notarization or other formalization of any thereof and/or payments of principal, interest or other amounts made on or in respect of a Loan when the interest rate is determined by reference to the LIBOR (all such taxes, levies, costs and charges being herein collectively called "Eurodollar Rate Tax"). Promptly after the date on which payment of any such Eurodollar Rate Tax is due pursuant to applicable law, Borrower will, at the request of Lender, furnish to Lender evidence, in form and substance satisfactory to Lender, that Borrower has met its obligation under this subsection 2.2.7.6. Borrower will indemnify Lender against, and reimburse Lender on demand for, any Eurodollar Rate Tax, as determined by Lender in its good faith discretion. Lender shall provide Borrower with appropriate receipts for any payments or reimbursements made by Borrower pursuant to this subsection
2.2.7.6. A certificate of Lender as to any amount payable pursuant to this Section shall, absent manifest error, be final, conclusive and binding on all parties hereto.

                         2.2.7.7           If Lender shall reasonably determine
that (i) any current Rule, law, regulation, or guideline, the adop tion or imposition of any Rules, law, regulation, or guideline any change in any Rules, law, regulation or guideline, or the adoption, imposition or change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation and administration thereof, or (ii) compliance by Lender (or any lending office or any holding company of Lender) with any request, guideline or directive by a governmental authority, central bank or comparable agency whether or not having the force of law regarding special deposit, capital adequacy, risk based capital, capital or reserve maintenance, capital ratio, or similar requirements against loans or loan commitments or any commitments to extend credit or other assets of or any deposits or other liabilities taken or entered into by Lender (including the capital adequacy guidelines promulgated by the Board of Governors of the Federal Reserve System) and the result of any event referred to in clauses (i) or (ii) above (x) shall be to increase the cost to Lender of making or maintaining, or to impose upon Lender or increase any capital requirement applicable as a result of the making or maintenance of, the Loan or the obligation of Borrower hereunder or (y) has or would have the effect of reducing the rate of return or amounts receivable hereunder on any Loan as a consequence of its obligations pursuant to this Agreement or Loan made by Lender pursuant hereto to a level below that which Lender (or Lender's hold ing company) could have achieved but for such adoption, imposition, change or compliance (taking into consideration Lender's policies and the policies of Lender's holding company with respect to capital adequacy) by an amount deemed by such holder in good faith to be material (which adoption, imposition, change, or increase in capital requirements or reduction in amounts receivable may be determined by Lender's reasonable allocation of the aggregate of such cost increase, capital increase or imposition or reductions in amounts receivable resulting from such events), then, from time to time, Borrower shall pay to Lender, on demand by Lender as set forth below, such additional amount or amounts as will be necessary to restore the rate of return to Lender from the date of such change, together with interest on such amount from the date demanded until payment thereof in full at the rate provided in this Agreement. Lender (or Lender's holding company) shall be entitled to compensation pursuant to this subsection 2.2.7.7. A certificate of Lender claiming compensation under this subsection 2.2.7.7 and setting forth the increased cost, reduction in amounts receivable, additional amount or amounts necessary to compensate Lender (or Lender's holding company) hereunder shall be delivered to Borrower and shall be conclusive in the absence of manifest error. Borrower shall pay Lender the amount shown as due on any such certificate delivered by Lender within 20 days after Borrower's receipt of same. If Lender demands compensation under this Section, Borrower may, upon 20 Business Days' prior notice to Lender, prepay in full, in accordance with subsection 2.2.8 hereof, the then outstanding: (1) Prime Rate Loans together with accrued interest thereon to the date of prepayment without penalty; and (ii) LIBOR Loans together with accrued interest thereon to the date of prepayment along with the respective prepayment premium as provided in subsection 2.2.8.1 hereof, in each case payable to Lender.

                    2.2.7.8           Failure on the part of Lender to
demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of Lender's right to demand compensation with respect to such period or any other period. The protection of this Section 2.2.7 shall be available to Lender for a period of one (1) year after the Indebtedness has been paid in full regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                    2.2.7.9           The Prime Rate shall be determined and
adjusted daily.

                    2.2.8   Prepayment; Repayments; Prepayment Premium.

                    2.2.8.1 Voluntary Prepayments. In connection with each voluntary prepayment of Loans:

                                         (a)      Borrower shall provide Lender
with at least one (1) Business Day prior notice of its intention to prepay, specifying the amount and date of such payment.

                                          (b)      Each prepayment of principal
shall be in an amount equal to at least Five Hundred Thousand Dollars
($500,000).

In the event Borrower makes a prepayment (whether voluntary or mandatory) of any portion of the Loans bearing interest at a rate based on the LIBOR during a specified Interest Period on a day other than the last day of such Interest Period, Borrower will pay to Lender, upon demand any cost or expense incurred by Lender as a result of such prepayment. Lender shall certify the amount of such cost or expense to Borrower and provide Borrower with a written statement setting forth the cost or expense claimed and the calculations used in determining such loss and expense, which certification and statement shall be conclusive in the absence of manifest error.

Prepayments shall be applied first to principal with respect to the portions of the Loans accruing interest at a rate based upon the Prime Rate, and then to principal with respect to those portions of the Loans accruing interest at a rate based upon the LIBOR, and among such portions of the Loans accruing interest at rates based upon the LIBOR to such portions with the earliest expiring Interest Periods.

                         2.2.8.2      Funding Losses.  If the Borrower fails
to borrow any LIBOR Loan after a Notice of Borrowing or Notice of Rate
Election has been given to Lender as provided in this Article 2, Borrower shall reimburse Lender on demand for any resulting loss or expense incurred by it
(or by any existing or prospective participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, provided that Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense and specifying the calculation thereof, which certificate shall be conclusive in the absence of manifest error.

                          2.2.8.3           Termination or Reduction in
Commitment. Borrower shall have the right without premium or penalty except as provided in subsection 2.2.8.1 hereof, upon not less than three (3) Business Days' prior written notice to Lender, to reduce or terminate any or all of the commitments of Lender regarding the Revolving Credit on and as of the last day of any Calendar Quarter.
Any voluntary termination or reduction in the Commitment Amount shall permanently reduce the Commitment Amount. No such reduction in Commitment Amount shall be in an amount less than $1,000,000. If
Borrower desires to terminate or reduce the Commitment Amount as aforesaid, Borrower shall execute and deliver to Lender such documents and instruments as Lender shall reasonably require.

                         2.2.9   Manner and Time of Payment.  All payments
of principal, interest and fees hereunder and under the Note shall be made by Borrower without notice, set off or counterclaim and in immediately available same day funds and delivered to Lender not later than 12:00 noon on the date due at its office located at Broad and Chestnut Streets, Philadelphia, Pennsylvania, 19101; funds received by Lender after that time shall be deemed to have been paid by Borrower on the next succeeding Business Day.

                        2.2.10 Use of Proceeds. The Revolving Credit shall be used solely by Borrower for its working capital purposes and to acquire and rehabilitate retail shopping centers.

                   2.2.11 Conditional Payment. Borrower agrees that checks and other instruments received by Lender in payment or on account of the Indebtedness constitute only conditional payment until such items are actually paid to Lender.

                        2.2.12 Postponement of Termination Date. If Borrower desires to postpone the Termination Date, Borrower shall deliver to Lender a written request therefor not earlier than January 1 and not later than June 30th of any year after 1997. Any request shall be to postpone the Termination Date by 12 months. If such a request is made, Lender shall advise Borrower in writing whether Lender has approved such request within eight (8) weeks after the later of (i) Lender's receipt of such request or (ii) the date Lender receives Guarantor's 10-K report with respect to the immediately preceding Calendar Year as required by Section 5.1.3 hereof. The approval of Borrower's requests shall be in Lender's sole and absolute discretion. If Lender approves such request, the Termination Date shall be postponed for 12 months, Borrower and Lender shall promptly execute and deliver such documentation as Lender may reasonably require to evidence such postponement and Borrower shall pay to Lender a loan extension fee equal to one-eighth of one percent (.125%) of the amount that Lender specifies in writing to be the Commitment Amount during the 12 months period of the approved postponement. If Lender does not give Borrower written notice of Lender's approval of the requested postponement, the then-current Termination Date shall remain unchanged.


                                                       ARTICLE 3
                                                 CONDITIONS PRECEDENT

                    The   performance  by  Lender  of  any  of  its  obligations
hereunder is subject to the following conditions precedent:

                    3.1 Execution of this Agreement. Borrower shall deliver or cause to be delivered to Lender on the Closing Date (except as otherwise indicated herein), in form and substance satisfactory to Lender and its counsel, in addition to this Agreement, the following documents and instruments and the following transactions shall have been consummated:

                             3.1.1   The Note;

                             3.1.2   A Mortgage encumbering each Property;

                             3.1.3   An Assignment of Leases with respect to
each Property;

                             3.1.4   A Collateral Assignment with respect to
each Property;

                             3.1.5   UCC-1 Financing Statements with respect to
each Property;

                             3.1.6   An Environmental Indemnity Agreement with
respect to the Properties;

                             3.1.7   The Guaranty;

                             3.1.8   A policy of title insurance, issued by
Commonwealth Land Title Insurance Company insuring each Mortgage as a first lien against the Property that it encumbers, subject only to Permitted Liens;

                             3.1.9   A current rent-roll of each Property and
copies of such leases as Lender may request;

                        3.1.10 An "as-built" survey of each Property, certified to Lender and Commonwealth Land Title Insurance Company;

                             3.1.11           An Appraisal of each Property;

                       3.1.12 A "Phase I" environmental audit of each Property prepared in accordance with Lender's environmental study protocol by EMG, Inc., which audit is acceptable to Lender in all respects;

                       3.1.13 Evidence, in form acceptable to Lender, that all Governmental Approvals required for the lawful operation of the Property as it is presently being used have been obtained and are in full force and effect;

                       3.1.14 Evidence, in form acceptable to Lender, that each Property complies, in all material respects, with all applicable statutes, ordinances, laws, rules, and regulations;

                       3.1.15 Evidence, in form acceptable to Lender, that Borrower maintains policies of insurance with respect to Borrower and the Properties as required by Section 5.1.11 hereof;

                    3.1.16 A copy of the Partnership Agreement and of all amendments and modifications thereto and thereof, certified as true, correct and complete by an Authorized Signer;

                    3.1.17 A copy of the filed Certificate of Limited Partnership of Borrower;

                    3.1.18 A good standing certificate, issued by the Maryland Secretary of State with respect to Borrower as of a date no earlier than thirty (30) days prior to the Closing Date;

                    3.1.19 A partnership borrowing authorization with respect to the Revolving Credit, executed by the general partner of Borrower;

                   3.1.20           A copy of resolutions adopted by the Board
of Directors of Guarantor, (i) authorizing the execution, delivery and performance of this Agreement by Guarantor as general partner of Borrower and
(ii) authorizing the execution, delivery and performance of the Guaranty, certified by an officer of Guarantor to be true and correct copies of the originals and to be in full force and effect as of the date hereof;

                     3.1.21 An incumbency and signature certificate with respect to the officers of Guarantor authorized to execute and deliver this Agreement as general partner of Borrower and to execute and deliver the Guaranty;

                          3.1.22           A copy of Guarantor's articles of
incorporation certified by an officer of Guarantor to be a true and correct copy of the original and to be in full force and effect as of the Closing Date;

                     3.1.23 A certification by the Maryland Secretary of State, evidencing that Guarantor is in good standing under the laws of such state, as of a date no earlier than thirty (30) days prior to the Closing Date;

                     3.1.24 The opinion of Borrower's and Guarantor's counsel, in form and substance acceptable to Lender;

                    3.1.25 A Notice of Borrowing with respect to any Advances requested as of the Closing Date;

                   3.1.26 Such additional documents or instruments as may be required by this Agreement or as Lender may reasonably require.

                    3.2 All Loan Fundings. On the Funding Date of any Advance or issuance date of any Letter of Credit: (a) Lender shall have received a Notice of Borrowing as required by Section 2.2.2; (b) the representations and warranties set forth in Article 4 hereof shall be true and correct on and as of such date, with the same effect as though made on and as of such date, except to the extent such representations and warranties relate to an earlier date or changes have been disclosed to Lender and not objected to by Lender; (c) no Event of Default or Unmatured Event of Default shall have occurred and be continuing; and (d) Borrower shall be in compliance with all of the terms and conditions hereof, of the Note, and of all other Loan Documents, in each case on and as of the date of the performance of such obligations by Lender.

                    Each Advance and issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by Borrower on the respective Funding Date or issuance date as to the matters specified in paragraphs (b), (c) and (d) of this Section. Continuations and conversions of outstanding portions of the Revolving Credit shall not be deemed to be new borrowings for purposes of this Section.


                                                       ARTICLE 4
                                            REPRESENTATIONS AND WARRANTIES.

                    4.1 Borrower represents and warrants to Lender as follows:

                             4.1.1   Good Standing.  Borrower is a limited
partnership duly organized and in good standing under the laws of the State of Maryland; has the power and authority to own and operate the Properties and its other real estate assets and to carry on its respective business where and as contemplated; is duly qualified to do business in, and is in good standing in, every jurisdiction where the nature of Borrower's business requires such qualification.

                             4.1.2   Power and Authority.  The making,
execution, issuance and performance by Borrower of this Agreement, the Note, the Mortgages, and the other Loan Documents executed by Borrower have been duly authorized by all necessary official action and will not violate any provision of law or regulation or of the Partnership Agreement; will not violate any agreement, trust or other indenture or instrument to which Borrower is a party or by which Borrower or any of its assets is bound, so that this Agreement, the Note, the Mortgages, and the other Loan Documents when executed and delivered by Borrower will be valid and binding obligations of Borrower enforceable in accordance with their respective terms.

                             4.1.3   Financial Condition.  The balance sheet of
Borrower and Guarantor, together with income and surplus statements, contained in Guarantor's 10-Q report filed for the periods ending September 30, 1996 heretofore furnished to Lender are complete and correct in all respects, have been prepared in accordance with GAAP, consistently applied, and fairly present the financial condition of Borrower and Guarantor as of said dates and the results of Borrower's and Guarantor's operations for the period then ended. Except as set forth on such financial statements, neither Borrower nor Guarantor has any fixed, accrued or contingent obligation or liability for taxes or otherwise that is not disclosed or reserved against on its balance sheets. Borrower and Guarantor have filed all federal, state and local tax returns required to be filed by them with any taxing authority. Since September 30, 1996, there has been no material adverse change in the condition of Borrower's or Guarantor's financial position or otherwise from that set forth in the balance sheet as of said date. Borrower does not believe, and has no reason to believe, that there has been or will be a change relating to the Business of Borrower that would cause a Materially Adverse Effect on Borrower.

                             4.1.4   No Litigation.  Except as set forth on
Schedule 4.1.4 hereto, there are no suits or proceedings pending, or, to the knowledge of Borrower, threatened against or affecting Borrower, Guarantor, or any Property, and Borrower is not in default in the performance of any agreement to which Borrower may be a party or by which Borrower is bound, or with respect to any order, writ, injunction, or any decree of any court, or any federal, state, municipal or other government agency or instrumentality, domestic or foreign, which could have a Materially Adverse Effect on Borrower.

                             4.1.5   Compliance.  Borrower has all Governmental
Approvals necessary for the conduct of Borrower's business and the operation of each Property, and the conduct of Borrower's Business is not and has not been in violation of any such Governmental Approvals or any applicable federal or state law, rule or regulation, the failure of which to obtain or to comply with would, in any such case, have a Materially Adverse Effect on Borrower. Borrower does not require any Governmental Approvals to enter into, or perform under, this Agreement, the Note, the Mortgages or any other Loan Document.

                             4.1.6   Compliance with Regulations T, U and X.
Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System).

                             4.1.7   ERISA.  With respect to each employee
pension benefit plan (within the meaning of Section 3(2) of ERISA other than any "multiemployer plan" within the meaning of Section 3(37) of ERISA) (hereinafter, a "Plan"), maintained for employees of Borrower or of any trade or business (whether or not incorporated) which is under common control with Borrower (within the meaning of Section 4001(b)(1) of ERISA), (i) there is no accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), as of the last day of the most recent plan year of such Plan heretofore ended, taking into account contributions made or to be made within the time prescribed by Section 412(c)(10) of the Code; (ii) each such Plan has been maintained in accordance with its terms and ERISA; and (iii) there has been no "reportable event" within the meaning of Section 4043 of ERISA and the regulations thereunder for which the 30-day notice requirement has not been waived. Borrower has not incurred any liability to the PBGC other than required insurance premiums, all of which, that have become due as of the date hereof, have been paid. Borrower is not a party to any multi-employer plan.

                             4.1.8   Environmental.

                    Except as set forth in Schedule 4.1.8 or where failure to comply would not have or result in a Materially Adverse Effect on Borrower or the conduct of Borrower's Business:

                                4.1.8.1           Borrower has, to the best of
Borrower's knowledge, in the conduct of Borrower's Business and the ownership and use of the Properties, complied, in all material re spects, with all federal, state and local, laws, rules, regulations, judicial decisions and decrees pertaining to the use, storage or disposal of hazardous waste or toxic materials.

                           4.1.8.2           Except as reflected in the reports
delivered to Lender pursuant to Section 3.1.12 hereof, to the best of Borrower's knowledge: (i) no Hazardous Substance is present on any of the Properties in any quantity in excess of those allowed by applicable law; (ii) Borrower has not been identified in any litiga tion, administrative proceedings or investigation as a responsible party for any liability under any Environmental Law; (iii) all mate rials that are located on any of the Properties in lawful amounts are properly stored and maintained in containers appropriate for such purposes. For purposes of this Agreement, the term "Environmental Law" means any and all applicable Federal, State and local environ mental statutes, laws, ordinances, rules and regulations, whether now existing or hereafter enacted, together with all amendments, modifications, and supplements thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and
Liability Act (CERCLA), 42 U.S.C. ss.9601, as amended by the Superfund Amendments and Re-authorization Act of 1986 (Pub. L. No. 99-499, 100 Stat. 1613
(1986) (SARA) or 40 CFR Part 261, whichever is applicable) and the term "Hazardous Substance" means all contaminants, hazardous sub stances, pollutants, hazardous waste, residual waste, solid waste, or similar substances or wastes which are the subject of any Environmental Law.

                             4.1.9   Other Contractual Obligations.  The
execution and delivery of this Agreement do not, and the performance by Borrower of its obligations and covenants under this Agreement and the other Loan
Documents to which Borrower is bound will not, violate any other contractual obligation of Borrower.

                             4.1.10           Investment Company Act.
Borrower is not an Investment Company within the meaning of the Investment Company Act of 1940.

                             4.1.11     Public Utility Holding Company Act.
Borrower is not a Public Utility Holding Company within the meaning of the Public Utility Holding Company Act.

                        4.1.12 RICO. Borrower has not engaged in any conduct or taken or omitted to take any action which violates RICO.

                             4.1.13           Lease Information.  All rent-rolls
heretofore delivered to Lender with respect to the Properties are true, correct and complete as of the respective dates thereof and the copies of all leases delivered to Lender with respect to any Property are complete copies of such leases and of all amendments, modifications, addenda, riders and supplements thereto.

                    4.2      Accuracy of Representations; No Default.  The
                             ---------------------------------------
information set forth herein and on each of the Schedules hereto, in the Note, the Mortgages, the other Loan Documents and each document heretofore or concurrently delivered to Lender in connection herewith is complete and accurate and contains full and true disclosure of pertinent financial and other information in connection with the Loans. To the best of Borrower's knowledge, none of the foregoing contains any untrue statement of a material fact or omits to state a material fact necessary to make the information contained herein or therein not misleading or incomplete. To the best of Borrower's knowledge, no Event of Default or Unmatured Event of Default hereunder, under the Note, any Mortgage, or any of the other Loan Documents, has occurred.


                                                       ARTICLE 5
                                                 AFFIRMATIVE COVENANTS

                    5.1 Borrower's Covenants. As long as this Agreement continues in effect or any portion of the Indebtedness remains outstanding and unpaid, Borrower covenants and agrees that, in the absence of prior written consent of Lender, Borrower shall:

                             5.1.1   Maintain the ratio of the aggregate NOI of
all Properties then encumbered by a Mortgage to Pro Forma Debt
Service at no less than 1.5 to 1 at all times;

                             5.1.2   Deliver to Lender, within 10 days after the
same is filed, but not later than 55 days after the end of each of the first three (3) Calendar Quarters of each Calendar Year, (i) Guarantor's 10-Q report for such Calendar Quarter, (ii) an income and expense statement and rent-roll for each Property, and (iii) such other Project Specific Information as Lender may reasonably request, the information required by (ii) and (iii) to be certified by Guarantor's chief financial officer;

                             5.1.3   Deliver to Lender, within 10 days after the
same is filed, but not later than 100 days after each Calendar Year, (i) Guarantors 10-K report for such Calendar Year, (ii) an income and expense statement and rent-roll for each Property, and (iii) such other Property Specific Information as Lender may reasonably request, the information required by (ii) and (iii) to be certified by Guarantor's chief financial officer;

                             5.1.4   Deliver to Lender at the time each request
for a postponement of the Termination Date is requested, such Project Specific Information with respect to Borrower's income producing real estate assets as Lender may reasonably request, certified by Guarantor's chief financial officer;

                             5.1.5   Deliver to Lender, at the time each
financial  statement is required to be delivered  pursuant to Sections 5.1.2 and
5.1.3 hereof, a certification of Borrower, signed by a senior executive officer of Guarantor, in the form of Schedule 5.1.5 attached hereto, certifying to Lender that there exists no breach of any of the covenants contained in this
Article 5 or in Article 6 hereof;

                             5.1.6   With reasonable promptness furnish to
Lender such additional information and data concerning the business and financial condition of Borrower as may be reasonably requested by Lender; afford Lender or its agents reasonable access to the financial books and records, computer records and Properties of Borrower at all reasonable times, and permit Lender or its agents to make copies and abstracts of same and to remove such copies; and abstracts from Borrower's premises and permit Lender or its agents the right to converse directly with the independent accounting firm then engaged by Borrower to prepare its audited financial statements; Lender agrees that it shall not disclose any non-public information obtained by Lender pursuant to this Section
5.1.6 to any Person in violation of applicable law;

                             5.1.7   Cause the prompt payment and discharge of
all taxes, governmental charges and assessments levied and assessed or imposed upon Borrower's assets and pay all other claims which, if unpaid, might become liens or charges upon Borrower's assets, provided, however, that nothing in this Section shall require Borrower to pay any such taxes, claims or assessments which are not overdue or which are being contested in good faith and by appropriate proceedings, with adequate reserves therefor being available or having been set aside;

                             5.1.8   Maintain in good standing the existence as
a limited partnership of Borrower and all necessary foreign qualifications;

                             5.1.9   Promptly defend all actions, proceedings or
claims which would have a Materially Adverse Effect on Borrower and promptly notify Lender of the institution of, or any change in, any such action, proceeding or claim if the same is in excess of $500,000 for any single action, proceeding or claim and $1,000,000 in the aggregate (other than claims covered by insurance in the ordinary course of business and booked on Borrower's balance sheet), or would have a Materially Adverse Effect on the financial condition of Borrower or any of the Properties if adversely determined;

                      5.1.10 Promptly give written notice to Lender of the occurrence or imminent occurrence of any event which causes or would imminently cause any representation or warranty made in Article 4 hereof to be untrue in any material respect at any time or which would cause Borrower to be in default hereunder, under the Note, any Mortgage, or any other Loan Document for any other reason, or the occurrence of an Event of Default or Unmatured Event of Default;

                    5.1.11 Maintain and keep in force, throughout the term of this Agreement, policies of insurance on the following terms:

                      5.1.11.1 Policies of insurance insuring each Property against such perils and hazards, and in such amounts and with such limits, as Lender may from time to time in good faith require, and, in any event, including:

                       (a)      Insurance against loss to each Property on
an "all risk" policy form, covering insurance risks no less broad than those covered under a Standard Multi Peril (SMP) policy form, which contains the most recent Commercial ISO "Causes of Loss-Special Form," and such other risks as Lender may reasonably require, including, but not limited to, insurance covering the cost of demolition of undamaged portions of any portion of a Property when required by code or ordinance and the increased cost of reconstruction to conform with current code or ordinance requirements, in amounts equal to the full replacement cost of the Property (other than land, foundations and other uninsurable improvements), including fixtures and equipment, and the cost of debris removal, with an agreed amount endorsement and deductibles of not more than $10,000.

                                   (b)      Rent and rental value/extra expense
insurance in amounts sufficient to pay, during any period in which a Property may be damaged or destroyed, all rents for a period of twelve (12) months or such greater time as Lender may in good faith deem appropriate.

                                     Broad form boiler and machinery insurance
including rent and rental value insurance, on all equipment and objects customarily covered by such insurance and/or involved in the heating, cooling, electrical and mechanical systems of each Property (if any are located at the Property), providing for full repair and replacement cost coverage, and other insurance of the types and in amounts as Lender may reasonably require.

                               (d)      During the making of any alterations or
improvements to a Property, (i) insurance covering claims based on the owner's or employer's contingent liability not covered by the insurance provided in clause (f) of this Section 5.1.11.1 and (ii) workers' compensation insurance covering all persons engaged in such alterations or improvements.

                             (e)      Insurance against loss or damage by flood
or mud slide in compliance with the Flood Disaster Protection Act of 1973, as amended from time to time, if a Property is on the relevant Closing Date, or at any time during the term of this Agreement shall be, situated in any area which an appropriate governmental authority designates as a special flood hazard area, in amounts equal to the full replacement value of all above grade structures on such Property.

                                   (f)      Commercial general public liability
insurance, with the location of each Property designated thereon, against death, bodily injury and property damage arising on, about or in connection with the Properties, with Borrower listed as the named insured, with such limits as Lender may reasonably require (but in no event less than $1,000,000) and written on the most recent Standard "ISO" occurrence basis form or equivalent form, excess umbrella liability coverage with such limits as the Lender may reasonably require but in no event less than $2,000,000, and, if any construction of new improvements occurs after the date hereof, completed operations coverage for a period of one year after construction of the improvements has been completed.

                                  (g)      Such other insurance relating to the
Properties and the uses and operation thereof as Lender may, from time to time require in the exercise of good faith, including, but not limited to, workers' compensation insurance.

                         5.1.11.2          All insurance shall:  (a) be carried
in companies with a Rating of A or better and a Financial Size Category of Class VII or higher, as set forth in the most recently published Best's Key Rating Guide, or otherwise acceptable to Lender; (b) be in form and content that conform to industry standards or are acceptable to Lender; (c) provide thirty
(30) days' advance written notice to Lender before any cancellation, material modification or notice of non-renewal; and (d) provide that no claims shall be paid thereunder without ten (10) days' advance written notice to Lender. All physical damage policies and renewals shall contain a mortgage clause acceptable to Lender naming Lender as mortgagee, which clause shall expressly state that any breach of any condition or warranty by Borrower shall not prejudice the rights of Lender under such insurance. No additional parties shall appear in the mortgagee or loss payable clause without Lender's prior written consent. All deductibles shall be in amounts acceptable to Lender. In the event of the foreclosure of the applicable Mortgage or any other transfer of title to a Property in full or partial satisfaction of the indebtedness secured hereby, all right, title and interest of Borrower in and to all insurance policies and renewals thereof then in force shall pass to such purchaser or grantee. If the insurance, or any part thereof, shall expire, or be withdrawn, or become void or unsafe by reason of Borrower's breach of any condition thereof, or become void or unsafe by reason of the value or impairment of the capital of any company in which the insurance may then be carried, Borrower shall place new insurance that satisfies the requirements of this Section 5.1.11.

                      5.1.11.3          The insurance required by this Section
5.1.11 shall be evidenced by the original policy or a true and certified copy of the original policy or an Evidence of Property Insurance, or in the case of liability insurance, a Certificate of Insurance. Borrower shall deliver originals of such policies or certificates to Lender at least ten (10) days before the expiration of existing policies. If Lender has not received satisfactory evidence of such renewal or substitute insurance in the time frame specified herein, Lender shall have the right, but not the obligation, to purchase such insurance for Lender's interest as mortgagee only. Any amounts so disbursed by Lender pursuant to this
Section 5.1.11 shall be a part of the Indebtedness and shall be immediately payable by the Borrower to Lender and shall bear interest at the rate that is 2% per annum in excess of the Prime Rate.
Nothing contained in this Section 5.1.11.3 shall require Lender to incur any expense or take any action hereunder, and inaction by Lender shall never be considered a waiver of any right accruing to Lender on account of this Section 5.1.11.

                     5.1.12 Comply in all material respects with the requirements of ERISA applicable to any employee pension benefit plan (within the meaning of Section 3(2) of ERISA), sponsored by Borrower. With respect to any such plan, other than any "multiemployer plan" (within the meaning of Section 3(37) of ERISA), in the case of a "reportable event" within the meaning of Section 4043 of ERISA and the regulations thereunder for which the 30-day notice requirement has not been waived, or in the case of any other event or condition which presents a material risk of the termination of any such plan by action of the PBGC or Borrower, Borrower shall furnish to Lender a certificate of the chief financial officer of Guarantor identifying such reportable event or such other event or condition and setting forth the action, if any, that Borrower intends to take or has taken with respect thereto, together with a copy of any notice of such reportable event or such other event or condition filed with the PBGC or any notice received by Borrower from the PBGC evidencing the intent of the PBGC to institute proceedings to terminate any such plan. Such certificate of the chief financial officer or such other notice to be furnished to Lender in accordance with the preceding sentence shall be given in the manner provided for in Section 8.4 hereof: (i) within 30 days after the Borrower knows of such reportable event or such other event or condition; (ii) as soon as possible upon receipt of any such notice from the PBGC; or (iii) concurrently with the filing of any such notice with the PBGC, as the case may be. For purposes of this Section, Borrower shall be deemed to have all knowledge attributable to the administrator of any such plan;

                        5.1.13 Immediately notify Lender of: (i) the occurrence or imminent occurrence of any event which causes or would imminently cause (A) any material adverse change in the financial condition of Borrower,
(B) any representation or warranty made by Borrower hereunder to be untrue, incomplete or misleading, or (C) the occurrence of any other Event of Default or Unmatured Event of Default hereunder; and (ii) the institution of, or the issuance of any order, judgment, decree or other process in, any litigation, investigation, prosecution, proceeding or other action by any governmental authority or other Person against Borrower and that does, or could, materially affect Borrower;

                   5.1.14 Cause Guarantor to maintain its corporate existence and all necessary foreign qualifications in good standing;
and
                    5.1.15 Continue to comply with all applicable statutes, rules and regulations with respect to the conduct of Borrower's Business to the extent the same are material to the financial condition of Borrower or the conduct of Borrower's Business; maintain such necessary licenses and permits required for the conduct of Borrower's Business, in each case if the failure to maintain or comply would have a Materially Adverse Effect on Borrower.

                    5.2 Indemnification. Borrower hereby indemnifies and agrees to protect, defend, and hold harmless Lender and Lender's directors, officers, employees, agents, attorneys and shareholders from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims, or demands, including all reasonable counsel fees incurred in investigating, evaluating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement, the Note, the Mortgages, the other Loan Documents and any transaction contemplated herein or therein including, but not limited to, claims based upon any act or failure to act by Lender in connection with this Agreement, the Note, the Mortgages, the other Loan Documents and any transaction contemplated herein or therein; provided, that Borrower shall not be liable for any portion of such losses, damages, expenses or liabilities arising out of (i) Lender's breach of its obligations to Borrower under this Agreement, the Note, the Mortgage or any other Loan Document or (ii) gross negligence or willful misconduct or that of Lender's officers, directors, employees or agents. If Borrower shall have knowledge of any claim or liability hereby indemnified against, it shall promptly give written notice thereof to Lender. THIS COVENANT SHALL SURVIVE PAYMENT OF THE INDEBTEDNESS.

                             5.2.1   Lender shall promptly give Borrower written
notice of all suits or actions instituted against Lender with respect to which Borrower has indemnified Lender, and Borrower shall timely proceed to defend any such suit or action. Lender shall also have the right, at the reasonable expense of Borrower, to participate in or, at Lender's election, assume the defense or prosecution of such suit, action, or proceeding, and in the latter event Borrower may employ counsel and participate therein. Lender shall have the right to adjust, settle, or compromise any claim, suit, or judgment after notice to Borrower, unless Borrower desires to litigate such claim, defend such suit, or appeal such judgment and simultaneously therewith deposits with Lender such amount of collateral sufficient to secure the payment of any judgment rendered, with interest, costs, reasonable legal fees and expenses, as Lender may in good faith require, giving consideration to Borrower's then-current net worth and available insurance proceeds; and the right of Lender to indem nification under this Agreement shall extend to any money paid by Lender in settlement or compromise of any such claims, suits, and judgments in good faith, after notice to Borrower.

                             5.2.2   If any suit, action, or other proceeding is
brought by Lender against Borrower for breach of Borrower's covenant of indemnity herein contained, separate suits may be brought as causes of action accrue, without prejudice or bar to the bringing of subsequent suits on any other cause or causes of action, whether theretofore or thereafter accruing.


                                                       ARTICLE 6
                                                  NEGATIVE COVENANTS

                    6.1 Borrower's Negative Covenants. As long as this Agreement continues in effect or any portion of the Indebtedness shall remain outstanding and unpaid, Borrower shall not:

                             6.1.1   Change the general character of Borrower's
Business from that in which it is currently engaged; enter into proceedings in total or partial dissolution; merge or consolidate with or into any entity, or acquire all or substantially all of the assets or securities of any other Person (excluding transactions, the primary purpose of which is to obtain direct or indirect ownership and control of income producing real estate); or otherwise take any action or omit to take any action which would have a Materially Adverse Effect on Borrower;

                             6.1.2   Use any part of the proceeds of any Loan to
purchase or carry, or to reduce, retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Lender, Borrower shall furnish Lender statements in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation;

                             6.1.3   Use, generate, treat, store, dispose of, or
otherwise introduce any hazardous substances, pollutants, contaminants, hazardous waste, residual waste or solid waste (as defined above) into or on any of the Properties and will not intentionally or knowingly cause, suffer, or permit any other Person to do so in violation of any applicable Environmental Law;

                             6.1.4   Engage in any conduct or take or fail to
take any action which will, or would, if the facts and circumstances relative thereto were discovered, violate RICO;

                             6.1.5   Terminate the Partnership Agreement.

                                                       ARTICLE 7
                                                        DEFAULT

                    7.1 Events of Default. The occurrence of any one or more of the following events, conditions or states of affairs, shall constitute an "Event of Default" hereunder, under the Note, the Mortgages, and under each of the other Loan Documents, provided however, that nothing contained in this
Article 7 shall be deemed to enlarge or extend any grace period provided for in the Note, any Mortgage, or any other Loan Document:

                             7.1.1   Failure of Borrower to pay the Indebtedness
or any portion thereof within ten (10) days after written notice from Lender of the amount that is due (except that no such notice shall be required with respect to the payment due on the Termination Date);

                             7.1.2   Failure by Borrower to observe or perform
any agreement, condition, undertaking or covenant in this Agreement, the Note, or the other Loan Documents, which failure, if it does not consist of the failure to pay money to such Lender and is susceptible to being cured, is not cured within thirty (30) days after written notice from such Lender (but if such failure cannot reasonably be cured within such thirty (30) day period, such shall not be an Event of Default if Borrower has commenced such cure within such thirty (30) day period and thereafter diligently pursues such cure to its completion, but in no event shall the period to cure exceed one hundred twenty
(120) days);  provided that the notice and grace period provided in this Section
7.1.2 shall not apply to the breach by Borrower of any covenants contained in Sections 5.1.1, 5.1.8 (with respect to which Borrower's available cure period shall be ten (10) days after Borrower receives written notice of such breach from any governmental authority), 5.1.14 (with respect to which Borrower's available cure period shall be ten (10) days after Borrower receives written notice of such breach from any governmental authority), or 6.1.1 hereof, and provided further that the grace period with respect to a breach of the covenants contained in Section 5.1 hereof that pertain to the delivery to Lender of financial information shall be limited to thirty(30) days after delivery of any Lender's written notice of such breach;

                             7.1.3   Any representation or warranty of the
Borrower, or to the extent specifically provided in this Agreement is deemed made, in this Agreement, the Note, any Mortgage, or any of the other Loan Documents, or any statement or information in any report, certificate, financial statement or other instrument furnished by Borrower in connection with making of this Agreement or the making of the Loans hereunder or in compliance with the provisions hereof or any other Loan Document shall have been false or misleading in any material respect when so made or so deemed made or furnished;
                             7.1.4   Borrower or Guarantor shall become
insolvent or unable to pay its debts as they mature, or file a voluntary petition or proceeding seeking liquidation, reorganization or other relief with respect to itself under any provision of the Bankruptcy Code or any state bankruptcy or insolvency statute, or make an assignment or any other transfer of assets for the benefit of its creditors, or apply for or consent to the appointment of a receiver for its assets, or suffer the filing against its property of any attachment or garnishment or take any action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against Borrower or Guarantor seeking liquidation, reorganization or other relief with respect to its debts under the Bankruptcy Code or any other bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days (it being understood that no delay period applies with respect to any default arising under this Section by reason of the filing of a voluntary petition by Borrower or Guarantor under the Bankruptcy Code or any state bankruptcy or insolvency statute or the making of an assignment or other transfer of assets for the benefit of Borrower's Guarantor's creditors or by reason of Borrower or Guarantor applying for or consenting to the appointment of a receiver for Borrower's or Guarantor's assets); or an order for relief shall be entered against the Borrower or Guarantor under any provision of the Bankruptcy Code or any state bankruptcy or insolvency statute as now or hereafter in effect;

                             7.1.5   The occurrence of any "Event of Default" as
defined in the Note, Mortgage, or other Loan Document;

                             7.1.6   The occurrence of any default by Borrower
or Guarantor (after expiration of any applicable grace period therein contained) under any note or instrument evidencing indebtedness for borrowed money in excess of $1,000,000, the liability for which is not limited to real estate that was mortgaged to the creditor as security for such indebtedness;

                             7.1.7   Borrower shall cease to conduct its
Business substantially in the manner described in the Background portion of this Agreement or Borrower shall change the nature of its Business;

                             7.1.8   Entry of a final judgment or judgments
against Borrower or Guarantor by a court of law in an amount exceeding an aggregate of $1,000,000 outstanding at any one time: (i) which is not fully or unconditionally covered by insurance; or (ii) for which Borrower or Guarantor has not established a cash or cash equivalent reserve in the amount of such judgment or judgments that were entered by a court of record against Borrower or Guarantor; or (iii) enforcement of such judgment or judgments has not been stayed or such judgment or judgments shall continue in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or bonded pending appeal;

                             7.1.9   Regardless of the intent or knowledge of
Borrower, if the validity, binding nature or enforceability of any material term, provision, condition, covenant or agreement contained in this Agreement, any other Loan Document or in any other existing or future agreement between Borrower and Lender shall be wrongfully disputed by, on behalf of, or in the right or name of Borrower or if any such material term, provision, condition, covenant or agreement shall be found or declared to be invalid, non-binding, unenforceable or avoidable by any governmental authority or court and the parties cannot agree upon substitutions therefor within 30 days; or

then, and in every such event, Lender may (i) by notice to Borrower, terminate Lender's obligations under this Agreement, and they shall thereupon terminate, and (ii) declare the Note (together with accrued interest thereupon) to be, and the Note shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower.

                    7.2      Remedies on Default.

                             7.2.1   Upon the occurrence and continuation of any
Event of Default, Lender may forthwith declare all Indebtedness to be immediately due and payable, without protest, demand or other notice (which are hereby expressly waived by Borrower) and, in addition to the rights specifically granted hereunder or now or hereafter existing in equity, at law, by virtue of statute or otherwise (each of which rights may be exercised at any time and from time to time), Lender may exercise the rights and remedies available to Lender at law or in equity or under this Agreement, the Note, the Mortgages, and any of the other Loan Documents or any other agreement by or between Borrower and Lender in accordance with the respective provisions thereof.

                             7.2.2   In addition to the remedies described in
Section 7.2.1 hereof, Lender may exercise all of Lender's rights under the Guaranty.

                    7.3 Set-Off Rights Upon Default. Upon and during the continuance of any Event of Default, Lender, in addition to any remedies set forth above, shall have the right at any time and from time to time without notice to Borrower, to the extent permitted by law (any such notice being expressly waived by Borrower and to the fullest extent permitted by applicable Rules) to set off, to exercise any banker's lien or any right of attachment or garnishment and apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies at any time held by Lender and other indebtedness at any time owing by Lender to or for the account of Borrower against any and all Indebtedness for which Borrower is liable or other obligations of Borrower now or hereafter existing under this Agreement, the Note, any Mortgage, or any other Loan Document, whether or not any Lender shall have made any demand hereunder or thereunder.

                    7.4      Singular or Multiple Exercise; Non-Waiver.  The
                             -----------------------------------------
remedies provided herein, in the Note, the Mortgages, and in the other Loan Documents or otherwise available to Lender at law or in equity and any warrants of attorney therein contained, shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.


                                                       ARTICLE 8
                                                     MISCELLANEOUS

                    8.1 Integration. This Agreement, the Note, the Mortgages, and the other Loan Documents shall be construed as one agreement, and in the event of any inconsistency, the provisions of the Note shall control over the provision of this Agreement or any other Loan Document, and the provisions of this Agreement shall control over the provisions of any other Loan Document. This Agreement, the Note, the Mortgages, and the other Loan Documents contain all the agreements of the parties hereto with respect to the subject matter of each thereof and supersede all prior or contemporaneous discussions and agreements with respect to such subject matter.

                    8.2 Modification. Modifications or amendments of or to the provisions of this Agreement shall be effective only if set forth in a written instrument signed by Lender and Borrower.

                    8.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Lender.

                    8.4 Notices. Any notice or other communication by one party hereto to the other shall be in writing and shall be deemed to have been validly given upon receipt if by hand delivery, or by overnight delivery service or by telecopier, or two days after mailing if mailed, first class mail, postage prepaid, return receipt requested, addressed as follows:

                             If to Borrower:

                                     4350 East West Highway
                                     Suite 400
                                     Bethesda, MD  20814
                                     Attn:  James G. Blumenthal
                                     Telecopier: (301) 907-4911

                             All with a copy to:

                                     Jeffrey S. Distenfeld, Esq.
                                     4350 East West Highway
                                     Suite 400
                                     Bethesda, MD  20814
                                     Telecopier:  (301) 907-4911

                             If to the Lender:

                                     CoreStates Bank, N.A.
                                     10th Floor, Widener Building
                                     FC1-8-10-67
                                     1339 Chestnut Street
                                     P.O. Box 7618
                                     Philadelphia, PA  19101-7618
                                     Attn:  Greg A. Hartin, Vice President

                                     Telecopier:  215-786-6381

                             With a copy to:

                                     Kenneth I. Rosenberg, Esquire
                                     Mesirov Gelman Jaffe Cramer & Jamieson
                                     1735 Market Street, 38th Floor
                                     Philadelphia, PA  19103-7598
                                     Telecopier:  215-994-1111

                    8.5 Survival. The terms of this Agreement and all agreements, representations, warranties and covenants made by Borrower in any other Loan Document shall survive the issuance and payment of the Note and shall continue as long as any portion of the Indebtedness shall remain outstanding and unpaid; provided, however, that the covenants set forth in Sections 5.2, 8.8, and 8.9 hereof and all other covenants of Borrower to indemnify Lender and the Lender shall survive the payment of the Indebtedness. Borrower hereby acknowledges that Lender has relied upon the foregoing in making the Loans.

                    8.6 Closing. Closing hereunder shall occur at the offices of Mesirov Gelman Jaffe Cramer & Jamieson, 1735 Market Street, 38th Floor, Philadelphia, Pennsylvania 19103-7598 or at such other time and place as the parties hereto may determine.
                    8.7 Successors and Assigns; Governing Law. This Agree ment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto; provided, however that Borrower shall not assign this Agreement, or any rights or duties arising hereunder, without the express prior written consent of Lender and that subject to the right to enter into participation arrangements under Section 8.10 hereof, Lender may not assign its rights or duties arising hereunder without the express prior written consent of Borrower. This Agreement shall be construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania for contracts made and to be performed in Pennsylvania.

                    8.8  Consent  to  Jurisdiction   and  Venue.  In  any  legal
proceeding involving, directly or indirectly, any matter arising out of or related to this Agreement or any relationship evidenced hereby, Borrower hereby irrevocably submits to the nonexclusive jurisdiction of any state or federal court located in any county in the Commonwealth of Pennsylvania where Lender maintains an office and agrees not to raise any objection to such jurisdiction or to the laying or maintaining of the venue of any such proceeding in such county. Borrower agrees that service of process in any such proceeding may be duly effected upon it by mailing a copy thereof, by registered mail, postage prepaid, to Borrower.

                  8.9 Waiver of Jury Trial. BORROWER AND LENDER EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTIONS BROUGHT BY ANY PARTY
WITH RESPECT TO THIS AGREEMENT OR THE INDEBTEDNESS.

                    8.10Participation. Lender may in its sole discretion enter into one or more participation arrangement(s) with respect to the Revolving Credit and may provide all information in its possession relating to Borrower to any current or prospective participating lender.

                    8.11Excess Payments. If Borrower shall pay any interest under the terms of the Note at a rate higher than the maximum rate allowed by applicable law, then such excess payment shall be credited against the Indebtedness unless Borrower notifies Lender in writing to return the excess payment to Borrower.

                    8.12Partial Invalidity. If any provision of this Agreement shall for any reason be held to be invalid or unenforce able, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

                    8.13Compliance with Rules. Lender shall not be required by operation or effect of any provision of this Agreement to violate any statute or regulation under state or federal law, including all Rules.
                    8.14Headings. The heading of any Article or Section contained in this Agreement is for convenience of reference only and shall not be deemed to amplify, limit, modify or give full notice of the provisions thereof.

                    8.15Counterparts.   This   Agreement   may  be   signed   in
counterparts each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

                    8.16Retention of Documents. Unless otherwise provided herein, any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender six (6) months after they are delivered to or received by Lender, unless Borrower requests the return of such documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their return.

                    IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement under seal, intending to be legally bound hereby, as of the day and year first above written.

                                                       BORROWER:

                         FIRST WASHINGTON REALTY LIMITED
                         PARTNERSHIP, a Maryland limited
                        partnership, by its sole general
                                    partner:

                                     FIRST WASHINGTON REALTY TRUST, INC.


                                     By:__________________________________
                                        William J. Wolfe, President

                                     Attest: _____________________________
(Corporate Seal)                             , Secretary


                                     LENDER:

                                     CORESTATES BANK, N.A.


                                     By:__________________________________
                                        Greg A. Hartin, Vice President

                                                    Schedule 2.2.2
                                                  Notice of Borrowing
                                                          By
                                    First Washington Realty Limited Partnership


CoreStates Bank, N.A.
F.C. 1-8-12-1
1345 Chestnut Street
P.O. Box 7618
Philadelphia, PA  19101-7618
Attention: _________________

                                                              __________, 19__

                    This Notice of Borrowing ("Notice") is provided to CoreStates Bank, N.A. ("Lender") to evidence the desire of First Washington Realty Limited Partnership ("Borrower") to borrow funds in the form of Advances pursuant to Section 2.2 of the Revolving Credit Loan Agreement, dated as of ___________ __, 1997, by and between Borrower and the Lender (the "Loan Agreement"). All capitalized terms not defined herein shall have the same meaning as provided in the Loan Agreement unless the context clearly requires to the contrary.

                    Borrower desires to borrow $___________ to be funded on _____________, 19__ (the "Funding Date"). This Loan shall initially consist of:

$__________         Prime Rate Loans; this Notice is provided to Lender
                           by 11:00 a.m. at least one Business Day prior to the
                             Funding Date;

$__________                  LIBOR  Loans  with an  initial  Interest  Period of
                             _____________ months; this Notice is provided to Lender by 11:00 a.m. least three London Business
                             Days prior to the Funding Date.

                    Borrower hereby requests Lender to open a Letter of Credit in the face amount of $_________________________ in favor of _____________________ with an expiration date of ____________ to be paid in accordance with the notation attached hereto.

This Notice, if for LIBOR Loans, shall be irrevocable on and after the Interest Rate Determination Date applicable to the Funding Date specified herein.

                    The undersigned hereby certifies that: (i) the representa tions and warranties contained in Article 4 of the Loan Agreement are true and correct as of the date hereof, except to the extent such representations and warranties relate to an earlier date or such changes have been disclosed to and agreed to by Lender; and (ii) to the best knowledge of Borrower no Event of Default or Unmatured Event of Default under the Loan Agreement has occurred and is continuing.

                         FIRST WASHINGTON REALTY LIMITED
                         PARTNERSHIP, a Maryland limited
                         partnership


                         By:________________________________
                         Authorized Signer

                                                    Schedule 2.2.3
                                                Notice of Rate Election
                                                          By
                                    First Washington Realty Limited Partnership


CoreStates Bank, N.A.
F.C. 1-8-12-1
1345 Chestnut Street
P.O. Box 7618
Philadelphia, PA  19101-7618
Attention: _________________

                                                                _________, 19__

                    This Notice of Rate Election ("Notice") is provided to CoreStates Bank, N.A. ("Lender") to evidence the desire of First Washington Realty Limited Partnership ("Borrower") to continue or change the basis for determining the interest rate on Loans pursuant to the Revolving Credit Loan Agreement, dated as of _______ __, 1997, by and between Borrower and Lender (the "Loan Agreement"). All capitalized terms not defined herein shall have the same meaning as provided in the Loan Agreement unless the context clearly requires to the contrary.

                    Borrower desires to (change) (continue) $___________ of outstanding Advances for which (there is no present Interest Period) (the Interest Period expires on _________) (to) (as) LIBOR Loans as follows:

$__________                  LIBOR   Loans   with   an   Interest    Period   of
                             _____________  months;  this  Notice is provided to
                             Lender by 11:00 a.m. at least three London Business
                             Days  prior  to  the  first  day of  such  Interest
                             Period,   which  day  is  hereby  requested  to  be
                             ________.

                    This Notice shall be irrevocable on and after the Interest Rate Determination Date applicable to the Interest Period requested herein.

                    The undersigned hereby certifies that, to the best of Borrower's knowledge, no Event of Default or Unmatured Event of Default under the Loan Agreement has occurred and is continuing.

                         FIRST WASHINGTON REALTY LIMITED
                         PARTNERSHIP, a Maryland limited
                         partnership

                        By:_____________________________
                           Authorized Signer

                                                    Schedule 5.1.5
                                        Form of Covenant Compliance Certificate

                                            For the Calendar Quarter ended
                                                _________________, 19__


                    I, ____________________________,  Chief Financial Officer of
First Washington Realty Trust, Inc., certify that the following is true and correct as of ____________________________:


                                           [Financial Covenant calculations]

                    The undersigned hereby certifies that to be best of the undersigned's knowledge, no Event of Default or Unmatured Event of Default under the Loan Agreement dated ___________________, 199_ has occurred and is continuing.




                                               --------------------------------

                                                    LOAN AGREEMENT

                                                   TABLE OF CONTENTS

                                                                          Page


ARTICLE 1 DEFINITIONS, CERTAIN RULES OF CONSTRUCTION

           1.1     Defined Terms.....................................       1
           1.2     Construction of Definitions.......................       10
           1.3     Accounting Reports and Principles.................       10
           1.4     Business Day......................................       10
           1.5     Charging Accounts.................................       11
           1.6     Lender's Costs....................................       11
           1.7     Other Terms.......................................

ARTICLE 2 THE LOAN

           2.1      Revolving Credit.................................       11
           2.1.1    Extension of Revolving Credit....................       11
           2.1.2    Payment of Principal.............................       11
           2.1.3    Payment of Interest..............................       12
           2.1.4    Revolving Credit Interest Rate Option and
                               Notice of Rate Election...............       12
           2.1.5    Loan Fees........................................       12
           2.1.6    Note.....                                               12
           2.1.7    Letters of Credit................................       12
           2.2               General Provisions......................       14
           2.2.1    Maximum Available Credit.........................       14
           2.2.2    Notice of Borrowing..............................       14
           2.2.3    Notice of Rate Election; Failure to
                               Give Notice...........................       14
           2.2.4    Funding..........................................       15
           2.2.5    Interest Periods.................................       15
           2.2.6    Post-Maturity Interest...........................       16
           2.2.7    LIBOR and Prime Rate.............................       16
           2.2.8    Prepayment.......................................       20
           2.2.9    Manner and Time of Payment.......................       21
           2.2.10   Use of Proceeds..................................       21
           2.2.11   Conditional Payment..............................       21
           2.2.12   Postponement of Termination Date.................       21


ARTICLE 3 CONDITIONS PRECEDENT

           3.1      Execution of this Agreement......................       22
           3.2      All Loan Fundings................................       24

ARTICLE 4 REPRESENTATIONS AND WARRANTIES

           4.1.1    Good Standing....................................       24
           4.1.2    Power and Authority..............................       24
           4.1.3    Financial Condition..............................       25
           4.1.4    No Litigation....................................       25
           4.1.5    Compliance.......................................       25
           4.1.6    Compliance with Regulations T, U and X...........       26
           4.1.7    ERISA............................................       26
           4.1.8    Environmental....................................       26
           4.1.9    Other Contractual Obligations....................       27
           4.1.10   Investment Company Act...........................       27
           4.1.11   Public Utility Holding Company Act...............       27
           4.1.12   RICO.............................................       27
           4.1.13   Lease Information................................       27
           4.2      Accuracy of Representations; No Default..........       27


ARTICLE 5 AFFIRMATIVE COVENANTS

           5.1      Borrower's Covenants.............................       28
           5.2      Indemnification..................................       33

ARTICLE 6 NEGATIVE COVENANTS

           6.1      Borrower's Negative Covenants....................       34

ARTICLE 7 DEFAULT

           7.1      Events of Default................................       35
           7.2      Remedies on Default..............................       37
           7.3      Set-Off Rights Upon Default......................       38
           7.4      Singular or Multiple Exercise; Non-Waiver........       38

ARTICLE 8 MISCELLANEOUS

           8.1      Integration......................................       38
           8.2      Modification.....................................       38
           8.3      Amendments and Waivers...........................       38
           8.4      Notices..........................................       39
           8.5      Survival.........................................       39
           8.6      Closing..........................................       40
           8.7      Successors and Assigns; Governing Law............       40
           8.8      Jurisdiction.....................................       40
           8.9      Waiver of Jury Trial.............................       40
           8.10     Participation....................................       40
           8.11     Excess Payments..................................       40

           8.12    Partial Invalidity................................       41
           8.13    Compliance with Rules.............................       41
           8.14    Headings..........................................       41
           8.15    Counterparts......................................       41
           8.16    Retention of Documents............................       41


Schedules

           2.1.7    Form of Application and Agreement for
                    Irrevocable Standby Letter of Credit
           2.2.2    Notice of Borrowing
           2.2.3    Notice of Rate Election
           5.1.5    Form of Compliance Certificate